LISTING AGREEMENT

This Listing Agreement (herein the "Agreement") is entered into this 1st day of May 2019 by and between **H Smart, Inc.**, a Delaware corporation having its principal offices at 1340 West Valley Parkway, Suite 205, Escondido CA 92029 USA and **Unicast Equities LLC** (herein the Consultant") a corporation having its registered offices at 297 West Hilton Dr. ST. George UT 84770

RECITALS

Whereas the Company desires to become publicly listed via a Luxembourg based holding company (the "Listing Vehicle") (herein the "Listing") on the Vienna Stock Exchange Direct Plus MTF (The "Exchange");

and

Whereas The Company and its principals have presented the proposed business activities of the Company, its prospective acquisition targets, potential operations, financial condition and capital structure, and various agreements and documents related thereto;

Now, therefore, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties, the Company and the Consultant hereby agree as follows:

I. ENGAGEMENT OF GRANTCHESTER EQUITY, LTD.

The Company herby engages and retains the Consultant as a business consultant to the Company to perform the Services (as defined in Section IV below) for the Company during the Term (as defined in Section VII below), and the Consultant hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth, and agrees to exert its best efforts in providing the Services during the Term.

II. COMPENSATION

(a) The Company agrees to pay the Consultant:

(i) an initial retainer of US$ 50,000 upon execution hereof.

(ii) US$ 40,000 payable 30 days from the date hereof.

(iii) US$ 40,000 payable 60 days from the date hereof.

(iv) upon admission to trading, issue to Consultant an amount of shares equal to US$ 20,000.00 to be based upon the opening price of the shares at Listing.

(b) The Parties hereto agree and understand that the Company shall pay any and all costs associated with the listing (herein the "Listing Fees"), including, but not limited to: corporate formation fees, accounting fees, legal fees, prospectus drafting fees, exchange application fees, and prospectus submission fees.

(c) Notwithstanding the foregoing, the Company agrees and understands that it is solely responsible for providing the minimum shareholder equity capital of EU 30,000.00 for the capitalization of the Listing Vehicle's shares. Said capital is not a fee or cost of listing.

III. INDEPENDENT CONTRACTOR

(a) The Consultant is, and in all respects deemed to be, an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

(b) The Consultant will not, by reason of this Agreement or the performance of the Services or the payment of Listing Expenses, be or be deemed to be, an employee, agent, partner, co-venture partner or controlling person of the Company or the Company. Notwithstanding any provision of this Agreement to the contrary, the Consultant has and shall have no power to enter into any agreement on behalf of, or otherwise bind, the Company or the Company.

(c) The Consultant will be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employment ventures, businesses and other pursuits as the Consultant in its sole, absolute and unfettered discretion may elect.

(d) The Consultant is not a registered broker-dealer or associated person of such, and is not purporting to act in any capacity requiring registration as a broker-dealer or associated person.

(e) Notwithstanding the above or any other provision of this Agreement to the contrary, Consultant will not undertake any activity or pursuit that (1) conflicts with the Consultant's obligations under this Agreement, (2) is, or could reasonably be, adverse to the Company's interests during the Term, or (3) would require any license, permit or registration from a governmental authority which the Consultant does not have at the time of such activity or pursuit.

IV. SERVICES

IV.1 During the Term, subject to the other express terms and conditions of this Agreement, the Consultant agrees to provide the following consulting services to the Company (hereafter collectively referred to as the "Services"):

(i) Assist the Company in applying for and completing the Listing on the Exchange, including without limitation:

(ii) Assist in the formation of a Luxembourg domiciled holding company to serve as the Listing Vehicle.

(iii) Assist in the completion of all documentation for consolidation of the Operating Entity into the Listing Vehicle.

(iv) If necessary, assist in the engagement of a Luxembourg based auditor to prepare an opening balance sheet of the Listing Vehicle.

(v) Prepare an Information Memorandum, listing applications, board resolutions and any and all additional listing documents for submission to the Exchange.

(vi) Recommend and facilitate engagement of a Listing Sponsor and a stock transfer agent for the Company pursuant to the statutory requirements of the Exchange;

(vii) Advise and assist the Company in depositing shares of the Listing Candidate's Stock into Clearstream Luxembourg (the Luxembourg common share depository) and coordinate an initial trade in shares of the Company Stock at a per share price as indicated by the Company.

(b) Assist and advise the Company and the Company in delivering shares of the Company Stock to the owners of the Company;

IV.2 The Consultant shall be responsible to pay all costs and expenses associated with the Listing ("Listing Expenses").

IV.3 Without limiting the generality of any other provision of this Agreement, the Consultant hereby agrees that it will devote such time and best efforts to the performance of the Services as is reasonable and adequate to render such Services.

IV.4 The Consultant will not include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant.

IV.5 Without limiting the generality of any other provision of this Agreement, the Consultant hereby agrees that, in conjunction with the Services, the Consultant will:

(a) Be available to the officers and their designated representatives of the Company and/or the Company at mutually agreed-upon place(s) during normal business hours for reasonable periods of time;

(b) Be available for telephone conferences with the principal financial, sales and/or operating officer(s) of the Company and/or the Company during normal business hours;

(c) Advise management of the Company and/or the Company in corporate finance; and

(d) Advise management of the Company and/or the Company in evaluating proposals and participating in negotiations with prospective investors, investor groups or their agents.

V. REPRESENTATIONS, WARRANTIES AND COVENANTS

A. **Execution.** The Execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either entity may be bound or affected.

B. **Non-Disclosure and Non-Circumvention.** Both Parties hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees, such as accounting fees or finder's fees (to be negotiated in the future) in the event of consummation of a financing transaction, or in any transaction with any corporation, partnership or individual, introduced by the by either to the other Party, in connection with any project, any loans or collateral, or other transaction involving any products, transfers, or services, or addition, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof. Both the Consultant and the Company understand and

acknowledge that their obligations under this Non-Disclosure and Non-Circumvention Agreement are for the benefit of the both Parties and its successors and that the either Parties' failure or delay in exercising any right, power and privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power and privilege hereunder operate as a waiver.

C. The Consultant shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Company, obtained by the Consultant as a result of its engagement hereunder, unless authorized, in writing, by the Company.

D. The Company is extending this offer to the Consultant based upon an expectation of performance. Therefore, the Consultant is responsible for the performance of the contracted services (IV 1, i-vii) within a period of no longer than ~~90 days~~ 12/24/2005 from the date hereof. RWC If the contracted services (IV 1, i-vii) are not satisfactorily completed within 90 days from the date hereof, the Consultant agrees to refund an amount of $65,000 to the Company. If the services (IV 1, i-vii) are not satisfactorily completed within 90 days from the date hereof due to a failure on the Company's part to provide materials or stock, the Consultant will not refund any amount to the Company. The Consultant cannot guarantee all results on behalf of the Company, but will pursue all reasonable avenues available through its network of contacts. However the Consultant will guarantee satisfactory completion of the contracted services (IV 1, i-vii) and be willing to refund 50% of the total contracted payment should the services (IV 1, i-vii) not satisfactorily be completed within 90 days of the date hereof.

VI. COMPANY'S RESPONSIBILITIES AND UNDERTAKINGS

The Company shall undertake any and all actions to cause the Listing Vehicle be listed on the Vienna Direct MTF, including, but not limited to assisting the Consultant in obtaining any and all material required for fulfillment of the Services as described herein, such as a comprehensive business plan and the maintenance of a corporate website in both English and German, which website shall accurately and adequately describes the proposed business of the Company, its history, management etc.

The Company shall promptly notify the Consultant of the threat or filing of any suit, arbitration or administrative action, injunction, lien, claim or complaint and promptly forward a copy of all related documentation directly to the Consultant or at the Consultant's option to the Consultant's counsel.

1. The Consultant shall keep all documents and information confidential as described in the section below titled, "CONFIDENTIAL".

A. Until termination of the engagement, the Company will notify the Consultant promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of the Company.

B. The Company hereby agrees that, upon completion of the Listing, the Company shall engage or cause to be engaged an investment advisory group whose function shall be to encourage or assist the formation of trading activity of the Company's shares on the Primary Listing Exchange the Dual Listing Exchange. Notwithstanding the foregoing,

the Company shall have no obligation hereunder to incur out-of pocket expenses in causing the liquidity program to be initiated.

VII. TERM AND TERMINATION

A. This Agreement shall be effective upon its execution and shall remain in effect for One (1) year, but may be terminated by the Company after 60 days upon written notice.

B. In no event shall any termination be effective until the expiration of at least sixty- days after the signing of this agreement.

C. At any time, after sixty- days from the date hereof, the Company shall have the right to terminate engagement of Grantchester Equity, Ltd. hereunder by furnishing the Consultant with a 30-day written notice of such termination. Upon such Termination all materials relating to the Company in the possession of the Consultant shall be returned.

VIII. OTHER MATERIAL TERMS AND CONDITIONS:

A. **Additional Instruments.** Each of the parties shall, from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

B. **Entire Agreement.** Each of the parties hereby covenants that this Agreement is intended to, and does contain and embody herein, all of the understandings and Agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

C. **Governing Law.** This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Utah irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the courts of Utah.

D. **Originals.** This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

E. **Addresses of Parties.** Each party shall, at all times, keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

F. **Notices.** All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the address appearing herein, and shall count from the date of mailing or the validated air bill.

INITIAL
COMPANY: DS
CONSULTANT: MB

G. **Modification and Waiver.** A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

H. **Attorneys' Fees.** If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

I. **Corporate Authority.** Both the Company and the Consultant have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

J. **Individual Authority.** The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

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IN WITNESS WHEREOF the parties have duly executed this Listing Agreement this 1st day of May 2019

H Smart, Inc.

5-1-19

Donald Steinberg, CEO

Dated

UNICAST EQUITIES, LLC.

5-1-19

Nikita Hutson, Managing Member

Dated

CONFIDENTIAL

INITIAL
COMPANY: DS
CONSULTANT: NH